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                                                                    EXHIBIT 23.5


             [LETTERHEAD OF CAPITAL CONSULTANTS OF PRINCETON, INC.]


November 6, 1995



To Whom It May Concern:

We hereby consent to the use of our opinion letter attached as Appendix B and to the reference to our firm under the heading "Opinion of BCB's Financial Advisor" in Amendment No. 1 to the Registration Statement filed by Great Falls Bancorp, with the Securities and Exchange Commission in connection with the proposed acquisition of Bergen Commercial Bank by Great Falls Bancorp, Registration No. 33-62915.



Very truly yours,

/s/ Capital Consultants of Princeton, Inc.

Capital Consultants of Princeton, Inc.